Exhibit 99.1

Pixelworks Reports Third Quarter 2025 Financial Results

PORTLAND, Ore., November 11, 2025 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the third quarter ended September 30, 2025.
Third Quarter and Recent Highlights
•Total revenue increased 6% sequentially, with sales into all end markets growing quarter-over-quarter
•GAAP and non-GAAP gross margin expanded 400 basis points sequentially to 49.8% and 49.9%, respectively
•OPPO affiliate, realme, launched the realme P4 5G and P4 Pro 5G smartphones incorporating Pixelworks' X7 Gen 2 visual processor, featuring ultra-low latency MotionEngine® technology and AI-based super resolution
•Collaborated with realme on recently launched realme GT8 series smartphones, incorporating Pixelworks-enabled R1 gaming chip and advanced distributed rendering solutions
•Completed the sale of $3 million of non-strategic patents
•Subsequent to the end of third quarter, completed registered direct offering of the Company’s common stock, generating net proceeds of approximately $6.5 million
•Announced definitive purchase agreement to sell all shares of the Company’s Pixelworks Shanghai subsidiary to a special-purpose entity led by VeriSilicon
“Our third quarter top and bottom-line results improved sequentially, with all financial metrics being within or better than our guided ranges,” stated Todd DeBonis, President and CEO of Pixelworks. “Gross margin expanded sequentially and was more favorable than expected, achieving approximately 50% for the quarter. We also realized incremental benefits from our previous cost reduction actions, with third quarter operating expenses decreasing sequentially and down $3.1 million year-over-year. Taken together, we delivered continued meaningful improvement in our operating results for the quarter.
“Subsequent to the end of the third quarter, we’ve capitalized on multiple opportunities to further strengthen the Company’s financial position and flexibility. These included a successfully completed registered direct offering of common stock and sale of non-strategic patents. Combined, these two transactions contributed gross cash proceeds of approximately $10 million to our balance sheet in the fourth quarter. Additionally, in mid-October we announced a definitive purchase agreement to sell all of the Company’s shares in our Pixelworks Shanghai subsidiary. Although this remains subject to approval by Pixelworks shareholders as well as other customary closing conditions, we believe the proposed transaction stands to unlock substantial value for shareholders upon closing, while also transforming the future of Pixelworks into a highly compelling global technology licensing business. As a reminder, the Board of Directors has unanimously recommended a vote FOR the proposed sale, and I strongly encourage all shareholders to vote their shares in advance of the upcoming special meeting.”

Third Quarter 2025 Financial Results
Revenue in the third quarter of 2025 was $8.8 million, compared to $8.3 million in the second quarter of 2025 and $9.5 million in the third quarter of 2024. The sequential increase in third quarter revenue reflected growth across all end markets, led by increased sales into the home and enterprise market.

On a GAAP basis, gross profit margin in the third quarter of 2025 was 49.8%, compared to 45.8% in the second quarter of 2025 and 51.2% in the third quarter of 2024. Third quarter 2025 GAAP operating expenses were $10.0 million, compared to $11.1 million in the second quarter of 2025 and $13.5 million in the year-ago quarter. On a non-GAAP basis, third quarter 2025 gross profit margin was 49.9%, compared to 46.0% in the second quarter of 2025 and 51.3% in the year-ago quarter. Third quarter 2025 non-GAAP operating expenses were $9.2 million, compared to $9.7 million in the second quarter of 2025 and $12.4 million in the year-ago quarter. For the third quarter of 2025, the Company recorded a GAAP net loss of $4.4 million, or ($0.81) per share, compared to a GAAP net loss of $6.7 million, or ($1.27) per share, in the second quarter of 2025, and a GAAP net loss of $8.1 million, or ($1.66) per share, in the year-ago quarter. Note, the Company refers to “net loss attributable to Pixelworks, Inc.” as “net loss”. For the third quarter of 2025, the Company recorded a non-GAAP net loss of $3.8 million, or ($0.69) per share, compared to a non-GAAP net loss of $5.3 million, or ($1.00) per share, in the second quarter of 2025, and a non-GAAP net loss of $7.1 million, or ($1.45) per share, in the third quarter of 2024. On June 6, 2025, the Company effected a one-for-twelve reverse stock split of the Company’s common stock (the "Reverse Stock Split"). All shares of the Company’s common stock, per-share data and related information included in the accompanying condensed consolidated financial statements have been retroactively adjusted as though the Reverse Stock Split had been effected prior to all periods presented. Adjusted EBITDA in the third quarter of 2025 was a negative $3.6 million, compared to a negative $4.3 million in the second quarter of 2025 and a negative $6.3 million in the year-ago quarter.
Conference Call Information
Pixelworks will host a conference call today, November 11, 2025, at 2:00 p.m. Pacific Time. Analysts and investors are invited to join the Company’s conference call using the following information:

Third Quarter 2025 Conference Call
Date: Tuesday, November 11, 2025
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Link: Click Here
Dial-in Participation Registration Link: Click Here
Advanced registration is required for dial-in participants. Please complete the linked registration form above to receive a dial-in number and dedicated PIN for accessing the conference call by phone. A live and archived audio webcast of the conference call will also be accessible via the investors section of Pixelworks’ website: www.pixelworks.com.

Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks, MotionEngine, TrueCut Motion and the Pixelworks logo are trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude stock-based compensation expense and restructuring expense which are both required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss attributable to Pixelworks before interest income and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above. Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for management and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis. Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements regarding the satisfaction of closing conditions with respect to the sale of the shares of Pixelworks Shanghai, including approval by the Company’s shareholders; the expected amount of gross proceeds from the sale to the Company; and the Company’s expectations regarding the use of net proceeds from the sale.. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation, market and other conditions and other factors described in our other filings with the Securities and Exchange Commission (the “SEC”) from time to time. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2024, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It
In connection with the proposed Sale, Pixelworks has filed a proxy statement on Schedule 14A with the SEC. INVESTORS AND SHAREHOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.
Free copies of the definitive proxy statement, as well as other filings containing information about Pixelworks and the proposed Sale, may be obtained at the SEC’s Internet site (http://www.sec.gov). You may also obtain the documents filed with the SEC, free of charge, in the “Investors” section of our website, www.pixelworks.com, under the heading “Investors—SEC Filings” or by requesting them in writing or by telephone at: Pixelworks, Inc., 16760 SW Upper Boones Ferry Rd., Suite 101, Portland, OR 97224; Telephone (503) 601-4545.

Participants in the Solicitation
Pixelworks and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pixelworks in connection with the proposed Sale. Information about the Pixelworks directors and executive officers is set forth in the proxy statement for the Company’s 2025 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 21, 2025. Additional information regarding the interests of those participants and other persons who may be deemed participants may be obtained by reading the Proxy Statement and other relevant documents regarding the proposed Sale. Copies of these documents may be obtained free of charge from the sources described above.

[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Revenue, net	$8,771	$8,250	$9,527	$24,115	$34,116
Cost of revenue (1)	4,400	4,471	4,648	12,513	16,797
Gross profit	4,371	3,779	4,879	11,602	17,319
Operating expenses:
Research and development (2)	5,720	5,998	8,405	18,241	24,421
Selling, general and administrative (3)	4,273	4,442	5,016	13,347	16,272
Restructuring	—	640	90	1,033	1,493
Total operating expenses	9,993	11,080	13,511	32,621	42,186
Loss from operations	(5,622)	(7,301)	(8,632)	(21,019)	(24,867)
Government subsidies received	467	801	—	1,281	—
Interest income and other, net	51	66	296	214	1,057
Total other income, net	518	867	296	1,495	1,057
Loss before income taxes	(5,104)	(6,434)	(8,336)	(19,524)	(23,810)
Provision (benefit) for income taxes	(511)	491	125	14	262
Net loss	(4,593)	(6,925)	(8,461)	(19,538)	(24,072)
Less: Net loss attributable to non-controlling interests and redeemable non-controlling interests	161	218	320	638	716
Net loss attributable to Pixelworks Inc.	$(4,432)	$(6,707)	$(8,141)	$(18,900)	$(23,356)
Net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.81)	$(1.27)	$(1.66)	$(3.59)	$(4.82)
Weighted average shares outstanding - basic and diluted	5,440	5,282	4,893	5,258	4,843
——————
(1) Includes:
Stock-based compensation	$9	$10	$13	$29	$41
Restructuring	—	3	—	78	16
(2) Includes stock-based compensation	174	241	327	637	973
(3) Includes stock-based compensation	571	488	702	1,578	2,028

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$4,371	$3,779	$4,879	$11,602	$17,319
Stock-based compensation	9	10	13	29	41
Restructuring	—	3	—	78	16
Total reconciling items included in gross profit	9	13	13	107	57
Non-GAAP gross profit	$4,380	$3,792	$4,892	$11,709	$17,376
Non-GAAP gross profit margin	49.9%	46.0%	51.3%	48.6%	50.9%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$9,993	$11,080	$13,511	$32,621	$42,186
Reconciling item included in research and development:
Stock-based compensation	174	241	327	637	973
Reconciling items included in selling, general and administrative:
Stock-based compensation	571	488	702	1,578	2,028
Restructuring	—	640	90	1,033	1,493
Total reconciling items included in operating expenses	745	1,369	1,119	3,248	4,494
Non-GAAP operating expenses	$9,248	$9,711	$12,392	$29,373	$37,692
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(4,432)	$(6,707)	$(8,141)	$(18,900)	$(23,356)
Reconciling items included in gross profit	9	13	13	107	57
Reconciling items included in operating expenses	745	1,369	1,119	3,248	4,494
Tax effect of non-GAAP adjustments	(76)	21	(74)	(55)	—
Non-GAAP net loss attributable to Pixelworks Inc.	$(3,754)	$(5,304)	$(7,083)	$(15,600)	$(18,805)

Non-GAAP net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.69)	$(1.00)	$(1.45)	$(2.97)	$(3.88)

Non-GAAP weighted average shares outstanding - basic and diluted	5,440	5,282	4,893	5,258	4,843

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP NET LOSS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2025		2025		2024		2025		2024
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(0.81)	$(0.81)	$(1.27)	$(1.27)	$(1.66)	$(1.66)	$(3.59)	$(3.59)	$(4.82)	$(4.82)
Reconciling items included in gross profit	—	—	—	—	—	—	0.02	0.02	0.01	0.01
Reconciling items included in operating expenses	0.14	0.14	0.26	0.26	0.23	0.23	0.62	0.62	0.93	0.93
Tax effect of non-GAAP adjustments	(0.01)	(0.01)	—	—	(0.02)	(0.02)	(0.01)	(0.01)	—	—
Non-GAAP net loss attributable to Pixelworks Inc.	$(0.69)	$(0.69)	$(1.00)	$(1.00)	$(1.45)	$(1.45)	$(2.97)	$(2.97)	$(3.88)	$(3.88)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September, 30	June, 30	September, 30	September, 30	September, 30
	2025	2025	2024	2025	2024
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	49.8%	45.8%	51.2%	48.1%	50.8%
Stock-based compensation	0.1	0.1	0.1	0.1	0.1
Restructuring	—	—	—	0.3	—
Total reconciling items included in gross profit	0.1	0.2	0.1	0.4	0.2
Non-GAAP gross profit margin	49.9%	46.0%	51.3%	48.6%	50.9%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(4,432)	$(6,707)	$(8,141)	$(18,900)	$(23,356)
Stock-based compensation	754	739	1,042	2,244	3,042
Tax effect of non-GAAP adjustments	(76)	21	(74)	(55)	—
Restructuring	—	643	90	1,111	1,509
Non-GAAP net loss attributable to Pixelworks Inc.	$(3,754)	$(5,304)	$(7,083)	$(15,600)	$(18,805)
EBITDA adjustments:
Depreciation and amortization	$646	$573	$920	$2,047	$3,088
Interest income and other, net	(51)	(66)	(296)	(214)	(1,057)
Non-GAAP provision (benefit) for income taxes	(435)	470	199	69	262
Adjusted EBITDA	$(3,594)	$(4,327)	$(6,260)	$(13,698)	$(16,512)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$14,611	$23,647
Accounts receivable, net	5,683	5,804
Inventories	3,148	4,210
Prepaid expenses and other current assets	1,889	1,191
Total current assets	25,331	34,852
Property and equipment, net	4,220	6,500
Operating lease right of use assets	1,911	3,368
Other assets, net	652	945
Goodwill	18,407	18,407
Total assets	$50,521	$64,072
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,683	$1,400
Accrued liabilities and current portion of long-term liabilities	6,600	6,581
Short-term line of credit	1,404	—
Current portion of income taxes payable	81	365
Total current liabilities	9,768	8,346
Long-term liabilities, net of current portion	—	375
Deposit liability	12,325	13,109
Operating lease liabilities, net of current portion	670	1,450
Income taxes payable, net of current portion	833	914
Total liabilities	23,596	24,194
Redeemable non-controlling interest	28,077	27,396
Total Pixelworks, Inc. shareholders’ deficit	(23,932)	(10,568)
Non-controlling interest	22,780	23,050
Total shareholders' equity (deficit)	(1,152)	12,482
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$50,521	$64,072

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com